Exhibit 99.1

Allison Transmission Announces First Quarter 2025 Results

*	Net Income of $192 million, up 14% year over year, and 25.1% of Net Sales, up 370 basis points year over year

*	Diluted EPS of $2.23, up 17% year over year

*	Adjusted EBITDA margin of 37.5%, up 90 basis points year over year

INDIANAPOLIS, May 1, 2025 – Allison Transmission Holdings Inc. (NYSE: ALSN), today reported first quarter net sales of $766 million, with top-line performance driven by strength in the North America On-Highway and Defense end markets.

David S. Graziosi, Chair and Chief Executive Officer of Allison Transmission commented, “Allison is well-positioned to navigate current trade uncertainties, utilizing our global footprint to provide our North American customers with Made in USA products while supplying our Outside North America customers with on-highway products produced outside North America.”

Graziosi continued, “Allison remains committed to prudent balance sheet management and shareholder-friendly capital allocation priorities, as demonstrated by the sixth consecutive annual increase to our quarterly dividend and a $1 billion increase in authorization under our stock repurchase program. During the first quarter, we repurchased over $150 million of our common stock representing nearly 2 percent of outstanding shares. We ended the first quarter with nearly $1.4 billion of authorization remaining.”

First Quarter Financial Highlights

Net sales for the quarter were $766 million. Year over year results by end market include:

•

A $15 million increase in net sales in the North America On-Highway end market principally driven by price increases on certain products and continued strength in Class 8 vocational trucks, partially offset by lower demand for medium-duty trucks

•	A $5 million increase in net sales in the Defense end market principally driven by price increases on certain products

•	A $3 million decrease in net sales in the Outside North America On-Highway end market principally driven by lower demand in Europe

•

A $12 million decrease in net sales in the Service Parts, Support Equipment and Other end market principally driven by lower demand for service parts and support equipment, partially offset by price increases on certain products

•	A $28 million decrease in net sales in the Global Off-Highway end market principally driven by lower demand from the energy, mining and construction sectors outside of North America

Net income for the quarter was $192 million. Diluted EPS for the quarter was $2.23. Adjusted EBITDA, a non-GAAP financial measure, for the quarter was $287 million. Adjusted EBITDA margin, a non-GAAP financial measure, for the quarter was 37.5%. Net cash provided by operating activities for the quarter was $181 million. Adjusted free cash flow, a non-GAAP financial measure, for the quarter was $155 million.

First Quarter Net Sales by End Market

End Market	Q1 2025 Net Sales ($M)	Q1 2024 Net Sales ($M)	Variance ($M)
North America On-Highway	$435	$420	$15
Outside North America On-Highway	$112	$115	($3)
Global Off-Highway	$18	$46	($28)
Defense	$53	$48	$5
Service Parts, Support Equipment & Other	$148	$160	($12)
Total Net Sales	$766	$789	($23)

First Quarter Financial Results

Gross profit for the quarter was $378 million, an increase of $12 million from $366 million for the same period in 2024. The increase in gross profit was principally driven by price increases on certain products and UAW contract signing incentives recognized in the first quarter of 2024 that did not reoccur in 2025.

Selling, general and administrative expenses for the quarter were $86 million, flat from the same period in 2024.

Engineering – research and development expenses for the quarter were $43 million, a decrease of $3 million from $46 million for the same period in 2024.

Net income for the quarter was $192 million, an increase of $23 million from $169 million for the same period in 2024. The increase was principally driven by higher gross profit and unrealized mark-to-market adjustments for marketable securities.

Net cash provided by operating activities was $181 million, an increase of $8 million from $173 million for the same period in 2024. The increase was principally driven by UAW contract signing incentives recognized in the first quarter of 2024 that did not reoccur in 2025.

2025 Guidance Update

We are reaffirming our full year 2025 guidance provided to the market on February 11. Allison expects 2025 net sales in the range of $3,200 to $3,300 million, Net income in the range of $735 to $785 million, Adjusted EBITDA in the range of $1,170 to $1,230 million, Net cash provided by operating activities in the range of $800 to $860 million, capital expenditures in the range of $165 to $175 million, and Adjusted free cash flow in the range of $635 to $685 million.

Conference Call and Webcast

The Company will host a conference call at 5:00 p.m. EDT on Thursday, May 1, 2025 to discuss its first quarter 2025 results. The dial-in phone number for the conference call is +1-877-425-9470 and the international dial-in number is +1-201-389-0878. A live webcast of the conference call will also be available online at https://ir.allisontransmission.com.

For those unable to participate in the conference call, a replay will be available from 9:00 p.m. EDT on May 1 until 11:59 p.m. EDT on May 15. The replay dial-in phone number is +1-844-512-2921 and the international replay dial-in number is +1-412-317-6671. The replay passcode is 13753171.

About Allison Transmission

Allison Transmission (NYSE: ALSN) is a leading designer and manufacturer of propulsion solutions for commercial and defense vehicles and the largest global manufacturer of medium- and heavy-duty fully automatic transmissions that Improve the Way the World Works. Allison products are used in a wide variety of applications, including on-highway vehicles (distribution, refuse, construction, fire and emergency), buses (school, transit and coach), motorhomes, off-highway vehicles and equipment (energy, mining, construction and agriculture) and defense vehicles (tactical wheeled and tracked). Founded in 1915, the company is headquartered in Indianapolis, Indiana, USA. With a presence in more than 150 countries, Allison has regional headquarters in the Netherlands, China and Brazil, manufacturing facilities in the USA, Hungary and India, as well as global engineering resources, including electrification engineering centers in Indianapolis, Indiana, Auburn Hills, Michigan and London in the United Kingdom. Allison also has more than 1,600 independent distributor and dealer locations worldwide. For more information, visit https://allisontransmission.com.

Forward-Looking Statements

This press release contains forward-looking statements. The words “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters identify forward-looking statements. You should not place undue reliance on these forward-looking statements. Although forward-looking statements reflect management’s good faith beliefs, reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements speak only as of the date the statements are made. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise. These forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to: our participation in markets that are competitive; our ability to prepare for, respond to and successfully achieve our objectives relating to technological and market developments, competitive threats and changing customer needs, including with respect to electric hybrid and fully electric commercial vehicles; increases in cost, disruption of supply or shortage of labor, freight, raw materials, energy or components used to manufacture or transport our products or those of our customers or suppliers, including as a result of geopolitical risks, natural disasters, extreme weather events, wars and public health crises such as pandemics; global economic volatility; general economic and industry conditions, including the risk of prolonged inflation and recession; labor strikes, work stoppages or similar labor disputes, which could significantly disrupt our operations or those of our principal customers or suppliers; the highly cyclical industries in which certain of our end users operate; uncertainty in the global regulatory and business environments in which we operate; the concentration of our net sales in our top five customers and the loss of any one of these; cybersecurity risks to our operational systems, security systems or infrastructure owned by us or our third-party vendors and suppliers; the failure of markets outside North America to increase adoption of fully automatic transmissions; the success of our research and development efforts, the outcome of which is uncertain; U.S. and foreign defense spending; risks associated with our international operations, including acts of war and increased trade protectionism and tariffs; the discovery of defects in our products, resulting in delays in new model launches, recall campaigns and/or increased warranty costs and reduction in future sales or damage to our brand and reputation; our ability to identify, consummate and effectively integrate acquisitions and collaborations; and risks related to our indebtedness.

Use of Non-GAAP Financial Measures

This press release contains information about Allison’s financial results and forward-looking estimates of financial results which are not presented in accordance with accounting principles generally accepted in the United States (“GAAP”). Such non-GAAP financial measures are reconciled to their closest GAAP financial measures at the end of this press release. Non-GAAP financial measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures of other companies.

We use Adjusted EBITDA and Adjusted EBITDA as a percent of net sales to measure our operating profitability. We believe that Adjusted EBITDA and Adjusted EBITDA as a percent of net sales provide management, investors and creditors with useful measures of the operational results of our business and increase the period-to-period comparability of our operating profitability and comparability with other companies. Adjusted EBITDA as a percent of net sales is also used in the calculation of management’s incentive compensation program. The most directly comparable GAAP measure to Adjusted EBITDA is Net income. The most directly comparable GAAP measure to Adjusted EBITDA as a percent of net sales is Net income as a percent of net sales. Adjusted EBITDA is calculated as the earnings before interest expense, net, income tax expense, amortization of intangible assets, depreciation of property, plant and equipment and other adjustments as defined by Allison Transmission, Inc.’s, the Company’s wholly-owned subsidiary, Second Amended and Restated Credit Agreement. Adjusted EBITDA as a percent of net sales is calculated as Adjusted EBITDA divided by net sales.

We use Adjusted Free Cash Flow to evaluate the amount of cash generated by our business that, after the capital investment needed to maintain and grow our business and certain mandatory debt service requirements, can be used for repayment of debt, stockholder distributions and strategic opportunities, including investing in our business. We believe that Adjusted Free Cash Flow enhances the understanding of the cash flows of our business for management, investors and creditors. Adjusted Free Cash Flow is also used in the calculation of management’s incentive compensation program. The most directly comparable GAAP measure to Adjusted Free Cash Flow is Net cash provided by operating activities. Adjusted Free Cash Flow is calculated as Net cash provided by operating activities, after additions of long-lived assets.

Attachments

•	Condensed Consolidated Statements of Operations

•	Condensed Consolidated Balance Sheets

•	Condensed Consolidated Statements of Cash Flows

•	Reconciliation of GAAP to Non-GAAP Financial Measures

•	Reconciliation of GAAP to Non-GAAP Financial Measures for Full Year Guidance

Contacts

Jackie Bolles

Executive Director, Treasury and Investor Relations

jacalyn.bolles@allisontransmission.com

(317) 242-7073

Media Relations

media@allisontransmission.com

(317) 694-2065

Allison Transmission Holdings, Inc.

Condensed Consolidated Statements of Operations

(Unaudited, dollars in millions, except per share data)

	Three months ended March 31,
	2025	2024
Net sales	$766	$789
Cost of sales	388	423

Gross profit	378	366
Selling, general and administrative	86	86
Engineering - research and development	43	46

Operating income	249	234
Interest expense, net	(21)	(25)
Other income (expense), net	5	(5)

Income before income taxes	233	204
Income tax expense	(41)	(35)

Net income	$192	$169

Basic earnings per share attributable to common stockholders	$2.26	$1.92

Diluted earnings per share attributable to common stockholders	$2.23	$1.90

Allison Transmission Holdings, Inc.

Condensed Consolidated Balance Sheets

(Unaudited, dollars in millions)

	March 31, 2025	December 31, 2024
ASSETS
Current Assets
Cash and cash equivalents	$753	$781
Accounts receivable, net	381	360
Inventories	349	315
Other current assets	82	82

Total Current Assets	1,565	1,538
Property, plant and equipment, net	802	803
Intangible assets, net	820	822
Goodwill	2,075	2,075
Other non-current assets	104	98

TOTAL ASSETS	$5,366	$5,336
LIABILITIES
Current Liabilities
Accounts payable	$241	$212
Product warranty liability	32	31
Current portion of long-term debt	5	5
Deferred revenue	37	41
Other current liabilities	198	217

Total Current Liabilities	513	506
Product warranty liability	41	36
Deferred revenue	99	95
Long-term debt	2,395	2,395
Deferred income taxes	498	501
Other non-current liabilities	155	152

TOTAL LIABILITIES	3,701	3,685
TOTAL STOCKHOLDERS’ EQUITY	1,665	1,651

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$5,366	$5,336

Allison Transmission Holdings, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited, dollars in millions)

	Three months ended March 31,
	2025	2024
Net cash provided by operating activities	$181	$173
Net cash used for investing activities (a)	(26)	(12)
Net cash used for financing activities	(184)	(164)
Effect of exchange rate changes on cash	1	(1)

Net decrease in cash and cash equivalents	(28)	(4)
Cash and cash equivalents at beginning of period	781	555

Cash and cash equivalents at end of period	$753	$551

Supplemental disclosures:
Interest paid	$(27)	$(29)
Income taxes paid	$(2)	$(4)
Interest received from interest rate swaps	$2	$3
(a) Additions of long-lived assets	$(26)	$(11)

Allison Transmission Holdings, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited, dollars in millions)

	Three months ended March 31,
	2025	2024
Net income (GAAP) plus:	$192	$169
Income tax expense	41	35
Depreciation of property, plant and equipment	28	27
Interest expense, net	21	25
Amortization of intangible assets	2	5
Stock-based compensation expense (a)	6	6
Unrealized (gain) loss on marketable securities (b)	(3)	7
UAW Local 933 contract signing incentives (c)	—	14
Other (d)	—	1

Adjusted EBITDA (Non-GAAP)	$287	$289

Net sales (GAAP)	$766	$789
Net income as a percent of Net sales (GAAP)	25.1%	21.4%
Adjusted EBITDA as a percent of Net sales (Non-GAAP)	37.5%	36.6%
Net cash provided by operating activities (GAAP)	$181	$173
Deductions to reconcile to Adjusted free cash flow:
Additions of long-lived assets	(26)	(11)

Adjusted free cash flow (Non-GAAP)	$155	$162

(a)	Represents stock-based compensation expense (recorded in Cost of sales, Selling, general and administrative, and Engineering — research and development).
(b)	Represents (gains) losses (recorded in Other income (expense), net) related to an investment in the common stock of Jing-Jin Electric Technologies Co. Ltd.
(c)

Represents non-recurring incentives (recorded in Cost of sales, Selling, general and administrative, and Engineering — research and development) to eligible employees as a result of International Union, United Automobile, Aerospace and Agricultural Implement Workers of America (“UAW”) Local 933 represented employees ratifying a four-year collective bargaining agreement effective through November 2027.

(d)	Represents other adjustments as defined by the Second Amended and Restated Credit Agreement dated as of March 29, 2019 as amended.

Allison Transmission Holdings, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures for Full Year Guidance

(Unaudited, dollars in millions)

	Guidance Year Ending December 31, 2025
	Low	High
Net income (GAAP) plus:	$735	$785
Income tax expense	188	198
Depreciation of property, plant and equipment	123	123
Interest expense, net	91	91
Amortization of intangible assets	7	7
Stock-based compensation expense (a)	29	29
Unrealized gain on marketable securities (b)	(3)	(3)

Adjusted EBITDA (Non-GAAP)	$1,170	$1,230

Net cash provided by operating activities (GAAP)	$800	$860
Deductions to reconcile to Adjusted free cash flow:
Additions of long-lived assets	$(165)	$(175)

Adjusted free cash flow (Non-GAAP)	$635	$685

(a)	Represents stock-based compensation expense (recorded in Cost of sales, Selling, general and administrative, and Engineering — research and development).
(b)	Represents a gain (recorded in Other income (expense), net) related to an investment in the common stock of Jing-Jin Electric Technologies Co. Ltd.